UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2007

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia	22203
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

On March 19, 2007, the AES Corporation (the “ Company”) announced that as of March 16, 2007 it was in default under its senior bank credit facility and its $600 million senior unsecured credit facility.  In addition, the Company needed to obtain a waiver of default for each of these respective credit facilities before the Company could borrow additional funds thereunder.

On March 22, 2007, the Company obtained the necessary votes from a majority of its lenders under both the senior bank facility and the senior unsecured credit facility, to waive the respective events of default described above.  Waivers have been executed with respect to each credit facility.  Please see a copy of the amendment and waiver to the senior bank credit facility attached as Exhibit 99.1 and a copy of the waiver to the senior unsecured credit facility attached as Exhibit 99.2.  Because the Company has obtained these waivers, the Company now has access to the credit available under its senior bank facility and senior unsecured credit facility.

Item 9.01            Financial Statements and Exhibits

(d)                       Exhibits

Exhibit No.	Description

99.1	Amendment No. 10 and Waiver No. 6 dated as of March 22, 2007 to Third Amended and Restated Credit and Reimbursement Agreement

99.2	Waiver No. 2 dated as of March 22, 2007 to the Credit Agreement among The AES Corporation as Borrower, the Banks listed therein, and Merrill Lynch Capital Corporation as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Brian A. Miller
		Name:	Brian A. Miller
		Title:	General Counsel

Date: March 23, 2007